UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2008
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31279	33-0044608
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10210 Genetic Center Drive
San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On September 17 and 18, 2008, Henry L. Nordhoff, Chairman and Chief Executive Officer (“CEO”) of Gen-Probe Incorporated (the “Company”), entered into the transactions described below in this Current Report in connection with an overall asset diversification strategy in preparation for his anticipated retirement as CEO of the Company on May 17, 2009. Pursuant to the terms of the Company’s current stock option agreements, Mr. Nordhoff must exercise all outstanding stock options issued to him prior to February 7, 2007 no later than the first anniversary of his retirement as CEO.
     On September 17, 2008, Mr. Nordhoff exercised outstanding options to purchase an aggregate of 73,032 shares of Company common stock. Mr. Nordhoff immediately sold 50,000 of such shares at prevailing market prices and continues to hold 23,032 of such shares as of the filing of this Current Report.
     In addition, on September 18, 2008, Mr. Nordhoff established a stock trading plan (the Plan”) pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934. Rule 10b5-1 allows executive officers, directors and other insiders to individually adopt nondiscretionary, prearranged stock trading plans when they are not in possession of material nonpublic information. Under his 10b5-1 Plan, Mr. Nordhoff may exercise outstanding options to acquire up to an aggregate of 240,000 shares of Company common stock and sell the underlying shares. The Company believes that this amount represents approximately 22% of the aggregate Company stock and options to acquire Company stock held by Mr. Nordhoff as of the date of the Plan’s adoption. The foregoing percentage includes all outstanding vested and unvested stock options and vested and unvested shares of Company stock underlying deferred issuance restricted stock awards held by Mr. Nordhoff as of the adoption of the Plan. The exercise of outstanding options owned by Mr. Nordhoff and the sale of underlying shares pursuant to the Plan are scheduled to occur at regular intervals provided that a set minimum share price is met. Sales under the Plan are scheduled to commence on September 23, 2008 and terminate on Mr. Nordhoff’s expected retirement date as CEO of the Company on May 17, 2009. Transactions occurring under the Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission and will be subject to the restrictions and filing requirements of Rule 144 of the Securities Act of 1933. Mr. Nordhoff may terminate the Plan at any time, subject to applicable securities laws.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2008	GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary